SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                               March 27, 1998

                          PETER KIEWIT SONS', INC.
         (Exact name of registrant as specified in its charter)


       Delaware                       000-23943            91-1842817
(State or other jurisdiction)  (Commission File Number)  (I.R.S. Employer
      of Incorporation)                                  Identification No.)

1000 Kiewit Plaza, Omaha, Nebraska                       68131
(Address of principal executive offices)              (Zip Code)

                                (402) 342-2052
              (Registrant's telephone number, including area code)

Item 2.   Acquisition and Disposition of Assets.

In connection with the Transaction, and pursuant to the Separation Agreement, the Company acquired all of the issued and outstanding shares of KCG Stock, as well as certain other assets and liabilities related to the construction and mining business (the "Construction and Mining Business") of Level 3. Level 3 previously conducted the Construction and Mining Business through KCG and its subsidiaries. The Company intends to continue the Construction and Mining Business through KCG and its subsidiaries. A more detailed description of the Transaction is set forth in the Registration Statement on Form S-4 (Registration No. 333-34627) filed by Level 3 and the Company.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements.

The financial statements of the Construction and Mining Business, the predecessor business of the Company, are contained in the financial statements and footnotes thereto listed in the Index on Page F-1 herein.

(b)  Pro Forma Financial Information.

No pro forma financial information has been provided since presentation of pro forma financial information would not materially vary from the financial statements of the Construction and Mining Business.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PETER KIEWIT SONS', INC.



                                  By: /s/ Thomas C. Stortz
Date: May 1, 1998                     Thomas C. Stortz, Vice President






                    KIEWIT CONSTRUCTION & MINING GROUP

                      Index to Financial Statements
                     and Financial Statement Schedule


                                                                      	Page

Report of Independent Accountants	                                     F- 2

Financial Statements as of December 27, 1997 and December 28,
  1996 and for the 	three years ended December 27, 1997:

 	Statements of Earnings	                                              F- 3
 	Balance Sheets	                                                      F- 4
 	Statements of Cash Flows	                                            F- 6
 	Statements of Changes in Stockholders' Equity	                       F- 8
 	Notes to Financial Statements	                                       F- 9

Financial Statement Schedule for the three years ended December 27, 1997:

 	II - Valuation and Qualifying Accounts and Reserves	                 F-24


Schedules not indicated above have been omitted because of the absence of the conditions under which they are required or because the information called for is shown in the financial statements or in the notes thereto.



                    	REPORT OF INDEPENDENT ACCOUNTANTS







The Board of Directors and Stockholders
Peter Kiewit Sons', Inc.

We have audited the financial statements and the financial statement schedule of Kiewit Construction & Mining Group, a business group of Peter Kiewit Sons', Inc. (as defined in Note 1 to these financial statements) as listed in the index on the preceding page. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, when read in conjunction with the consolidated financial statements of Peter Kiewit Sons', Inc. and Subsidiaries, present fairly, in all material respects, the financial position of Kiewit Construction & Mining Group as of December 27, 1997 and December 28, 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 27, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



                                 		COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.
Omaha, Nebraska
March 30, 1998





                     	KIEWIT CONSTRUCTION & MINING GROUP

                          	Statements of Earnings
               	For the three years ended December 27, 1997



(dollars in millions,
except per share data)	               1997	          1996        	1995

Revenue	                             $ 2,764	       $ 2,303	     $ 2,330
Cost of Revenue	                      (2,427)     	  (2,079)	     (2,127)
                                     -------        -------      -------
                                       		337	           224         	203

General and Administrative Expenses    (147)	          (117)	       (116)
                                    -------         -------      -------
Operating Earnings	                     190	            107	          87

Other Income (Expense):
	Investment Income 	                     16	             19	          17
	Interest Expense	                       (3)	            (4)	         (2)
	Other, net	                             59	             58	          62
                                    -------         -------      -------
                               		        72	             73	          77
                                    -------         -------      -------
Earnings Before Income Taxes	           262	            180	         164

Provision for Income Taxes       	     (107)    	       (72)	        (60)
                                    -------         -------      -------
Net Earnings	                      $    155	       $    108	    $    104
                                   ========        ========     ========
Net Earnings Per Share:
	Basic	                            $ 15.99	        $ 10.13	     $   7.78
                                   ========        ========     ========

	Diluted	                          $ 15.35	        $  9.76	     $   7.62
                                   ========        ========     ========

See accompanying notes to financial statements.




                        KIEWIT CONSTRUCTION & MINING GROUP

                                	Balance Sheets
                    	December 27, 1997 and December 28, 1996



(dollars in millions)	                                1997	      1996

Assets

Current Assets:
	Cash and cash equivalents	                         $   232	   $   173
	Marketable securities	                                  26	        54
	Receivables, less allowance of $9 and $17	             430	       289
	Costs and earnings in excess of billings on
 		uncompleted construction contracts	                  119	        80
	Investment in construction joint ventures	             176	        91
	Deferred income taxes	                                  61	        64
	Other	                                                  13	        13
                                                    -------    -------
Total Current Assets	                                 1,057	       764

Property, Plant and Equipment, at cost:
	Land		                                                  18        	15
	Buildings	                                              40	        37
	Equipment	                                             585	       542
                                                    -------    -------
                                                    				643	       594
	Less accumulated depreciation and amortization   	    (446)	     (429)
                                                    -------    -------
Net Property, Plant and Equipment	                      197	       165

Other Assets	                                            87	       109
                                                    -------    -------
                                                			$  1,341  	$  1,038
                                                   ========   ========

See accompanying notes to financial statements.




                       KIEWIT CONSTRUCTION & MINING GROUP

                                  Balance Sheets
                    December 27, 1997 and December 28, 1996
                              			 	(continued)


(dollars in millions)	                                    1997	       1996

Liabilities and Stockholders' Equity

Current Liabilities:
	Accounts payable, including retainage of $37 and $33	  $   208	    $   164
	Current portion of long-term debt	                           5	          -
	Accrued construction costs and billings in excess of
   revenue	on uncompleted contracts	                        217	        112
	Accrued insurance costs	                                    76	         81
	Other	                                                      73 	        40
                                                        -------     -------
Total Current Liabilities	                                  579	        397

Long-term Debt, less current portion	                        22	         12

Other Liabilities	                                           77	         67

Minority Interest	                                           11	          -

Stockholders' Equity (Redeemable Common Stock, $527 million
	aggregate redemption value):
	10,132,343 shares outstanding in 1997 and 11,006,641 shares
 		outstanding in 1996
	 	Common equity                   	                        670	        568
 		Foreign currency adjustment	                              (7)	        (5)
	 	Unrealized holding loss 	                                (11)	        (1)
                                                        -------     -------
Total Stockholders' Equity	                                 652 	       562
                                                        -------     -------
                                                   				$  1,341	   $  1,038
                                                       ========    ========

See accompanying notes to financial statements.




                       KIEWIT CONSTRUCTION & MINING GROUP

                          Statements of Cash Flows
                For the three years ended December 27, 1997



(dollars in millions)	                            1997	      1996	      1995

Cash flows from operations:
	Net earnings	                                 $  155	     $  108     	$  104
	Adjustments to reconcile net earnings to
		net cash provided by operations:
 			Depreciation and amortization	                 66	         61	         56
 			Gain on sale of property, plant and
	  			equipment and other investments	            (24)       	(17)       	(33)
			 Equity (earnings) loss, net	                    2         	(8)	        (3)
 			Change in other noncurrent liabilities	        18	         18	          6
 			Deferred income taxes	                          -	         (6)	         -
 			Change in working capital items:
	  			Receivables	                               (113)	        37	          -
				Costs and earnings in excess of billings on
					 uncompleted construction contracts	         (39)	        (1)	        23
				Investment in construction joint ventures	    (82)	       (18)        	(4)
				Other current assets	                           7	          2	         (3)
				Accounts payable	                              27	        (18)	         3
				Accrued construction costs and billings in
 					excess of revenue on uncompleted contracts	 102	          1          	5
				Other liabilities	                             27	         11	          4
 	Other 	                                           8	         (7) 	       (6)
                                              -------     -------     -------
Net cash provided by operations	                  154	        163	        152

Cash flows from investing activities:
	Proceeds from sales and maturities of
 		marketable securities	                          73	        160	         82
	Purchases of marketable securities	              (39)	      (157)	       (42)
	Proceeds from sale of property, plant
   and equipment	                                  36	         25         	15
	Capital expenditures	                           (107)	       (72)	       (79)
	Investments and acquisitions, net of cash
   acquired	                                      (21)	        (6)       	(10)
	Distributions from investees	                      9	          6	          8
	Sale of note receivable and other	                 -	         14	          -
                                              -------     -------     -------
Net cash used in investing activities	      $     (49)	 $     (30)	 $     (26)


See accompanying notes to financial statements.





                       KIEWIT CONSTRUCTION & MINING GROUP

                           Statements of Cash Flows
                  For the three years ended December 27, 1997
                                   (continued)


(dollars in millions)	                          1997	        1996	      1995

Cash flows from financing activities:
	Long-term debt borrowings	                 $      8	     $      3	  $      3
	Short-term debt borrowings, net	                  -	          (45)	       45
	Payments on long-term debt, including
    current portion	                               -	           (2)       	(4)
	Issuances of common stock                       	34	           27	        24
	Repurchases of common stock	                     (2)	          (5)	       (3)
	Dividends paid	                                 (12)	         (12)	      (13)
	Exchange of Class C Stock for Class D
    Stock, net	                                  (72)	         (20)	     (155)
                                             -------       -------    -------
Net cash used in financing activities	           (44)	         (54)	     (103)

Effect of exchange rates on cash	                 (2)	           -	         1
                                             -------       -------    -------
Net change in cash and cash equivalents	          59	           79	        24

Cash and cash equivalents at beginning of year   173     	      94	        70

Cash and cash equivalents at end of year	   $    232	    $     173	  $     94
                                            ========     =========   ========
Supplemental disclosures of cash flow information:
	 Taxes paid	                               $     94	    $      78	  $     69
	 Interest paid	                                   2	            2	         2

Noncash investing activity:
 	Disposition of gold operations in exchange for
	  	Kinross common stock, net	              $      -	    $       -	  $     21


See accompanying notes to financial statements.





                       KIEWIT CONSTRUCTION & MINING GROUP

                Statements of Changes in Stockholders' Equity
                 For the three years ended December 27, 1997


(dollars in millions, except per share data)	  1997	        1996      	1995

Common equity:

Balance at beginning of year	               $   568	     $   471	   $   513
	Issuances of stock	                             34	          27	        24
	Repurchases of stock	                           (2)	         (5)	       (3)
	Exchange of Class C Stock for Class D
   Stock, net	                                  (72)	        (20)     	(155)
	Net earnings	                                  155	         108	       104
	Dividends (per share: $1.50 in 1997,
		 $1.30 in 1996 and $1.05 in 1995)(a)	         (13)	        (13)	      (12)
                                            -------      -------    -------
Balance at end of year	                         670	         568    	    471

Other equity adjustments:

Balance at beginning of year	                    (6)        	 (4)	        (8)
	Foreign currency adjustment	                    (2)	          -	          2
	Unrealized holding (loss) gain	                (10)	         (2)	         2
                                            -------      -------     -------
Balance at end of year	                         (18)  	       (6)	        (4)
                                            -------      -------     -------
Total stockholders' equity	                $    652    	$    562	   $    467


 (a) Dividends include $.80, $.70, and $.60 for dividends declared in 1997, 1996 and 1995 but paid in January of the subsequent year.

See accompanying notes to financial statements.




                        KIEWIT CONSTRUCTION & MINING GROUP

                          Notes to Financial Statements

(1)	Basis of Presentation

The Class C Stock and the Class D Stock are designed to provide stockholders with separate securities reflecting the performance of Peter Kiewit Sons', Inc.'s ("PKS") construction and materials businesses ("Construction & Mining Group") and its other businesses ("Diversified Group"), respectively. Dividends on the Class C Stock are limited to the legally available funds of PKS less the Class D formula value which is to be reduced by any dividends on Class D Stock declared during the current year. Subject to this limitation, the Board of Directors intends to declare and pay dividends on the Class C Stock based primarily on the Construction & Mining Group's separately reported financial condition and results of operations.

The financial statements of the Construction & Mining Group include the financial position, results of operations and cash flows for PKS' construction and materials businesses held by its wholly-owned subsidiary, Kiewit Construction Group Inc., and certain PKS corporate assets and liabilities and related transactions. These financial statements have been prepared using the historical amounts included in the PKS consolidated financial statements.

Although the financial statements of PKS' Construction & Mining Group and Diversified Group separately report the assets, liabilities and stockholders' equity of PKS attributed to each such group, legal title to such assets and responsibility for such liabilities will not be affected by such attribution. Holders of Class C Stock and Class D Stock are stockholders of PKS. Accordingly, the PKS consolidated financial statements and related notes should be read in conjunction with these financial statements. (See Note 3)

(2)	Summary of Significant Accounting Policies

Principles of Group Presentation

These financial statements include the accounts of the Construction & Mining Group ("the Group"). The Group's and Diversified Group's financial statements, taken together, comprise all the accounts included in the PKS consolidated financial statements. All significant intercompany accounts and transactions, except those directly between the Group and the Diversified Group, have been eliminated. Investments in construction joint ventures and other companies in which the Group exercises significant influence over operating and financial policies are accounted for by the equity method. The Group accounts for its share of the operations of the construction joint ventures on a pro rata basis in the statements of earnings.

In 1997, the Group increased its ownership in ME Holding Inc. ("ME Holding") an electrical contractor, from 49% to 80%.
The Group consolidated ME Holding in its 1997 financial statements and accounted for it using the equity method in 1996 and 1995.

The Group invests in various portfolios of the Kiewit Mutual
Fund, ("KMF"), a registered investment company. KMF is not consolidated in the Group's financial statements.




                     KIEWIT CONSTRUCTION & MINING GROUP

                      Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (cont.)

		Construction Contracts

The Group operates generally within the United States and Canada as a general contractor and engages in various types of construction projects for both public and private owners.
Credit risk is minimal  with  public   (government)   owners
since  the   Group  ascertains  that  funds   have  been
appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the government. In the event of termination, the Group is entitled to receive the contract price on completed work and reimbursement of termination related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Group high priority in the event of lien foreclosures following financial difficulties of private owners.

The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Group's business involves construction contracts obtained through competitive bidding. The volume and profitability of the Group's construction work depends to a significant extent upon the general state of the economies in which it operates and the volume of work available to contractors. The Group's construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action.

The Group recognizes revenue on long-term construction contracts and joint ventures on the percentage-of-completion method based upon engineering estimates of the work performed on individual contracts. Provisions for losses are recognized on uncompleted contracts when they become known. Claims for additional revenue are recognized in the period when allowed. It is at least reasonably possible that engineering estimates of the work performed on individual contracts will be revised in the near term.

Assets and liabilities arising from construction activities, the operating cycle of which extends over several years, are classified as current in the financial statements. A one-year time period is used as the basis for classification of all other current assets and liabilities.

Depreciation and Amortization

Property, plant and equipment are recorded at cost.
Depreciation and amortization are computed on accelerated and straight-line methods.

Foreign Currencies

The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to stockholders' equity.




                			KIEWIT CONSTRUCTION & MINING GROUP

                				Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (cont.)

Earnings Per Share

In 1997, the Group adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". The Statement establishes standards for computing and presenting earnings per share and requires the restatement of prior per share data presented. Basic earnings per share have been computed using the weighted average number of shares outstanding during each period. Diluted earnings give effect to convertible debentures considered to be dilutive common stock equivalents. Dilutive potential common shares are calculated in accordance with the "if converted" method. This method assumes that the after-tax interest expense associated with the debentures is an addition to income and the debentures are converted into equity with the resulting common shares being aggregated with the weighted average shares outstanding.


                                         		1997        1996        1995

Net income available to common
shareholders (in millions)              $   155      $   108     $   104

Add:  Interest expense, net of tax
effect associated with
convertible debentures                        1            -*          -*
                                        -------      -------     -------
Net income for diluted shares           $   156      $   108     $   104
                                        =======      =======     =======
Total number of weighted average
shares outstanding used to compute
basic earnings per share (in
thousands)                                9,728       10,656      13,384

Additional dilutive shares assuming
conversion of convertible debentures        441          437         312
                                        -------      -------     -------
Total number of shares used to
compute diluted earnings per share       10,169       11,093      13,696
                                        =======      =======     =======
Net Income
   Basic earnings per share            $  15.99     $  10.13    $   7.78
                                       ========     ========    ========
    Diluted earnings per share         $  15.35     $   9.76    $   7.62
                                       ========     ========    ========

*Interest expense attributable to convertible debentures was less than $1 million in 1996 and 1995.

Income Taxes

		Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Group's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.




                 			KIEWIT CONSTRUCTION & MINING GROUP

                  				Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements.

Also in 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which changes the way public companies report information about segments. SFAS No. 131, which is based on the management approach to segment reporting includes requirements to report selected segment information quarterly, and entity wide disclosures about products and services, major customers, and geographic data.

These statements are effective for financial statements for periods beginning after December 15, 1997. Management does not expect adoption of these statements to materially affect the Group's financial statements.

Reclassifications

Where appropriate, items within the financial statements and notes thereto have been reclassified from previous years to conform to current year presentation.

Fiscal Year

The Group's fiscal year ends on the last Saturday in December. There were 52 weeks in fiscal years 1997, 1996 and 1995.

(3)	Reorganization

In October 1996, the PKS Board of Directors directed PKS management to pursue a listing of Class D Stock as a way to address certain issues created by PKS' two-class capital stock structure and the need to attract and retain the best
management for PKS' businesses.   During the course of its
examination of the consequences of a listing of Class D Stock, management concluded that a listing of Class D Stock would not adequately address these issues, and instead began to study a separation of the Construction and Mining Group and the Diversified Group. At the regular meeting of the Board on July 23, 1997, management submitted to the Board for consideration a proposal for separation of the Construction and Mining Group from the Diversified Group through a spin-off of the Construction and Mining Group ("the
Transaction"). At a special meeting on August 14, 1997, the Board approved the Transaction.




                			KIEWIT CONSTRUCTION & MINING GROUP

                				Notes to Financial Statements

(3)	Reorganization (cont.)

The separation of the Construction and Mining Group and the Diversified Group was contingent upon a number of conditions, including the favorable ratification by a majority of both Class C and Class D shareholders and the receipt by PKS of an Internal Revenue Service ruling or other assurance acceptable to the Board that the separation would be tax-free to U.S. shareholders. On December 8, 1997, PKS' Class C and Class D shareholders approved the transaction and on March 5, 1998 PKS received a favorable ruling from the Internal Revenue Service. The Transaction is anticipated to be effective on March 31, 1998.

PKS' certificate of incorporation gives stockholders the right to exchange their Class C Stock for Class D Stock under a set conversion formula. That right will be eliminated as a result of the separation. To replace that conversion right, Class C stockholders received 6.5 million shares of new Class R stock in January, 1998, which is convertible into Class D Stock in accordance with terms ratified by stockholders in December, 1997.

The PKS Board of Directors has approved in principle a plan to force conversion of all shares of Class R stock outstanding. Due to certain provisions of the Class R stock, conversion will not be forced prior to May, 1998, and the final decision to force conversion would be made by PKS' (now called Level 3 Communications, Inc. ("Level 3")) Board of Directors at that time. Level 3's Board of Directors may choose not to force conversion if it were to decide that conversion is not in the best interests of Level 3 stockholders. If, as currently anticipated, Level 3's Board of Directors determines to force conversion of the Class R stock on or before June 30, 1998, certain adjustments will be made to the cost sharing and risk allocation provisions of the separation agreement and tax allocation agreements between Level 3 and the construction business.

(4)	Acquisitions

		In April, 1997 the Group and a partner each invested $15 million to acquire a 96% interest in Oak Mountain Energy LLC,
("Oak Mountain").  Oak Mountain then acquired the existing
assets of an underground coal mine located in Alabama for
approximately $18 million and assumed approximately $14
million of related liabilities.   Oak Mountain used cash and
$18 million of nonrecourse bank borrowings to retire the existing debt and develop and modernize the mine.

		Oak Mountain's results are consolidated with those of the Group on a pro-rata basis since the date of acquisition. Due to higher than anticipated costs in modernizing and operating the mine, Oak Mountain incurred operating losses in 1997.
Production at the mine has been significantly below anticipated levels, and as a result of this and other factors, Oak Mountain is not in compliance with certain covenants of the bank borrowings. Those events caused the Group to assess whether its investment is impaired. Upon considering estimated cash flow levels, including additional funding necessary to operate the mine, and assessments of the fair value of the net assets of the mine based upon potential recovery though a sale, the Group recognized an impairment loss of $8 million. This loss along with the operating losses, reduced the Group's investment to zero. The impairment has been included in Cost of Revenue in the Statement of Earnings.




                  			KIEWIT CONSTRUCTION & MINING GROUP

                   				Notes to Financial Statements

(4)	Acquisitions (cont.)

In 1997, the Group paid $5 million to increase its ownership in ME Holding from 49% to 80%. The Group's investment in ME Holding exceeds its proportionate share of ME Holding equity by $3 million. The goodwill is being amortized over 5 years.

Construction revenue for ME Holding was $247 million in 1996, however the net operating results of ME Holding was not significant relative to the Group's results in 1996.

(5)	Corporate Activities

Financial Structure

PKS, in addition to specifically attributable items, has corporate assets, liabilities and related income and expense which are not separately identified with the ongoing operations 7of the Group or the Diversified Group. The items attributable to the Group and the Group's 50% portion of PKS are as follows:

		(dollars in millions)	                             1997	        1996

		Cash and cash equivalents	                     $     8	      $     8
		Marketable securities	                               3	            5
		Property, plant and equipment, net	                  5	            5
		Other assets	                                        2	            2
                                                 -------       -------
			Total Assets	                                 $    18	      $    20
                                                 =======       =======
		Accounts payable	                              $    10	      $     8
		Long-term debt and other noncurrent liabilities	    17	           13
                                                 -------       -------
			Total Liabilities	                            $    27	      $    21
                                                 =======       =======
                                  				1997	       1996	          1995
                                      ----        ----           ----
		Net investment expense 	          $    1	     $    -	        $    -




Corporate General and Administrative Costs

A portion of PKS' corporate general and administrative costs has been allocated to the Group based upon certain measures of business activity, such as employment, investments and sales, which management believes to be reasonable. The allocations were $1 million in 1997, 1996 and 1995.

Income Taxes

All domestic members of the PKS affiliated group are included in the consolidated U.S. income tax return filed by PKS as allowed by the Internal Revenue Code. Accordingly, the provision for income taxes and the related payments or refunds of tax are determined on a consolidated basis.




                     KIEWIT CONSTRUCTION & MINING GROUP

                       Notes to Financial Statements

(5)	Corporate Activities (cont.)
The financial statement provision and actual cash tax payments have been reflected in the Group's and the Diversified Group's financial statements in accordance with PKS' tax allocation policy for such groups. In general, such policy provides that the consolidated tax provision and related cash flows and balance sheet amounts are allocated between the Group and the Diversified Group, for group financial statement purposes, based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective groups. The provision for estimated United States income taxes for the Group does not differ materially from that which would have been determined on a separate return basis.

(6)	Disclosures about Fair Value of Financial Instruments

The following methods and assumptions were used to determine classification and fair values of financial instruments:

Cash and Cash Equivalents

Cash equivalents generally consist of funds invested in the Kiewit Mutual Fund-Money Market Portfolio and highly liquid instruments purchased with an original maturity of three months or less. The securities are stated at cost, which approximates fair value.

Marketable Securities and Non-current Investments

The Group has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of stockholders' equity, net of tax.




               		 KIEWIT CONSTRUCTION & MINING GROUP

                   Notes to Financial Statements

(6)	Disclosures about Fair Value of Financial Instruments (cont.)

The following summarizes the amortized cost, unrealized holding gains and losses, and estimated fair values of marketable securities and marketable non-current investments at December 27, 1997 and December 28, 1996.

                                				    Unrealized  	Unrealized
                     				   Amortized	   Holding	      Holding	       Fair
		(dollars in millions)	      Cost	       Gains	        Losses	       Value


		1997
		Kiewit Mutual Fund:
			Short-term government	  $     10	    $       -	   $       -	    $     10
			Intermediate term bond	        1	            -	           -	           1
			Tax exempt	                    1	            -	           -	           1
		U.S. debt securities	          14	            -	           -	          14
                           --------     ---------    ---------     --------
                       				$     26	    $       -	   $       -	    $     26
                           ========     =========    =========     ========
		Non-current investments:
			Equity securities	      $     30	    $       -	   $     (18)	   $     12
                           ========     =========    =========     ========

		1996
		Kiewit Mutual Fund:
			Short-term government	  $     22	    $       -	   $       -	    $     22
			Intermediate term bond	       10	            -	           -	          10
			Tax exempt	                    9	            -	           -	           9
		U.S. debt securities	          13	            -	           -	          13
                           --------     ---------    ---------     --------
                       				$     54	    $       -	   $       -	    $     54
                           ========     =========    =========     ========
		Non-current investments:
			Equity securities	      $     30	    $       -	   $      (2)	   $     28
                           ========     =========    =========     ========

For debt securities, amortized costs do not vary significantly from principal amounts. Realized gains and losses on sales of marketable securities were each less than $1 million in 1997, 1996 and 1995.

The contractual maturities of the debt securities are as follows:

                                 				Amortized Cost      	 Fair Value

		U.S. debt securities:
		less than 1 year	                    $      6	            $      6
		1-5 years	                                  8	                   8
                                       --------             --------
                                   				$     14	            $     14
                                       ========             ========




                      		KIEWIT CONSTRUCTION & MINING GROUP

                          Notes to Financial Statements

(6)	Disclosures about Fair Value of Financial Instruments (cont.)

Maturities for the mutual fund and equity securities have not been presented as they do not have a single maturity date.

Long-term Debt

The fair value of debt was estimated using the incremental borrowing rates of the Group for debt of the same remaining maturities and approximates the carrying amount.

(7)	Retainage on Construction Contracts

	Receivables at December 27, 1997 and December 28, 1996 include approximately $88 million and $86 million of retainage on uncompleted projects, the majority of which is expected to be collected within one year. Included in accounts receivable are $44 million and $53 million of securities which are being held by the owners of various construction projects in lieu of retainage. These securities are carried at fair value which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of stockholders' equity, net of tax.

(8)	Investment in Construction Joint Ventures

The Group has entered into a number of construction joint venture arrangements. Under these arrangements, if one venturer is financially unable to bear its share of the costs, the other venturers will be required to pay those costs.

Summary joint venture financial information follows:

Financial Position (dollars in millions)	               1997	     1996

Total Joint Ventures

			Current assets	                                     $   659	  $   435
			Other assets (principally construction equipment)	      123	       47
                                                       -------   -------
                                                       				782     	 482

			Current liabilities	                                   (515)	    (347)
                                                       -------   -------
  				Net assets	                                      $   267	  $   135
                                                       =======   =======
		Group's Share

			Equity in net assets	                               $   156	  $    73
			Receivable from joint ventures	                          20	       18
                                                       -------   -------
				Investment in construction joint ventures	         $   176	  $    91
                                                       =======   =======





                    		KIEWIT CONSTRUCTION & MINING GROUP

Notes to Financial Statements

(8)	Investment in Construction Joint Ventures (cont.)

Operations (dollars in millions)	            1997	       1996	      1995

		Total Joint Ventures

			Revenue	                              $  1,490	    $ 1,370	   $  1,211
			Costs	                                   1,332	      1,201	      1,108
                                         --------     -------    --------
 				Operating income	                   $    158	    $   169	   $    103
                                         ========     =======    ========
		Group's Share

			Revenue	                              $    786	    $   689	   $    691
			Costs 	                                    690	        621	        625
                                         --------     -------    --------
				Operating income	                    $     96	    $    68	   $     66
                                         ========     =======    ========



(9)	Other Assets

Other assets consist of the following at December 27, 1997 and December 28, 1996:

dollars in millions)	                         1997	           1996

		ME Holding Inc.	                            $      -	       $     33
		Equity securities of Kinross Gold
   Corporation (Note 6)	                            12             	28
		Aker-Gulf Marine	                                 18	             15
		Goodwill	                                         23	             15
 	Deferred income taxes	                            12	              2
		Other	                                            22	             16
                                              --------        --------
                                         				$      87	       $    109
                                             =========        ========

Other assets include marketable equity securities classified as non-current, an equity method investment in a partnership which fabricates offshore oil platforms, and the net goodwill recognized in the APAC, ME Holdings and other acquisitions. In 1997 ME Holding is accounted for as a consolidated subsidiary. In 1996, ME Holding was accounted for using the equity method.




                   			KIEWIT CONSTRUCTION & MINING GROUP

                       Notes to Financial Statements

(10)	Long-Term Debt

At December 27, 1997 and December 28, 1996, long-term debt consisted of a portion of PKS' notes to former stockholders which have been allocated to the Group and the Diversified
Group and convertible debentures as follows:

(dollars in millions)	                              1997	      1996

6.25%-8.75% Convertible debentures, 2003-2007	    $     13	   $    10
BICC Cables Corp. Note	                                  6	         -
ME Holdings Note	                                        5	         -
Stockholder notes and other	                             3	         2
                                                  --------    -------
                                                    				27       	 12
		Less current portion	                                  5	         -
                                                  --------    -------
                                             				 $     22	   $    12
                                                  ========    =======

The convertible debentures are convertible during October of the fifth year preceding their maturity date. Each annual series may be redeemed in its entirety prior to the due date except during the conversion period. Debentures were converted into 51,314 and 59,935 shares of Class C Stock in 1997 and 1995, respectively. At December 27, 1997, 478,394 shares of Class C Stock are reserved for future conversions.

In 1997, ME Holding borrowed $6 million from BICC Cables
Corp. ("BICC"). BICC is affiliated with a joint venture partner of ME Holding. The note is payable in full in 1999 and requires quarterly interest payments at a rate equal to one month LIBOR. The proceeds from the note were used for working capital requirements.

In 1997, the Group issued a note payable in the amount of $5 million, payable on demand to the minority shareholder, as part of the ME Holding acquisition. The note and accrued interest were paid on January 5, 1998.

Scheduled maturities of long-term debt through 2002 are as follows (in millions): 1998 - $5; 1999 - $7; 2000 - $1; 2001
- $1 and $- in 2002.




                   		KIEWIT CONSTRUCTION & MINING GROUP

                      Notes to Financial Statements

(11)	Income Taxes

An analysis of the (provision) benefit for income taxes relating to earnings for the three years ended December 27, 1997 follows:

(dollars in millions)	              1997	       1996	       1995
Current:
			U.S. federal	                 $   (88)	    $   (62)   	$   (58)
			Foreign	                           (9)	         (5)	         4
			State	                            (10)	        (11)	        (6)
                                 -------      -------     -------
                                				(107)  	      (78)	       (60)
		Deferred:
			U.S. federal	                       1	           7	          6
			Foreign	                           (1)	         (3)	        (7)
			State	                              -	           2	          1
                                 -------      -------     -------
                           				        -	           6	          -
                                 -------      -------     -------
                             				$  (107)	    $   (72)	   $   (60)
                                 =======      =======     =======


The United States and foreign components of earnings, for tax reporting purposes, before income taxes follows:

(dollars in millions)	              1997	        1996	      1995
United States	                   $   226	     $   155	    $   159
Foreign	                              36	          25	          5
                                 -------      -------     -------
                             				$   262	     $   180	    $   164
                                 =======      =======     =======

A reconciliation of the actual (provision) benefit for income taxes and the tax computed by applying the U.S.
federal rate (35%) to the earnings before income taxes for the three years ended December 27, 1997 follows:

(dollars in millions)	             1997 	       1996	       1995
Computed tax at statutory rate	  $  (92)	     $  (63)	    $   (57)
State income taxes	                  (8)	         (6)	         (8)
Prior year tax adjustments		         (5)	         (4)	          5
Other	                               (2)	          1	           -
                                 ------       ------      -------
                             				$ (107)	     $  (72) 	   $   (60)
                                 ======       ======      =======

Possible taxes, beyond those provided, on remittances of undistributed earnings of foreign subsidiaries, are not expected to be material.





                   		KIEWIT CONSTRUCTION & MINING GROUP

                       Notes to Financial Statements

(11)	Income Taxes (cont.)

The components of the net deferred tax assets for the years ended December 27, 1997 and December 28, 1996 were as follows:

(dollars in millions)	                             1997	     1996
Deferred tax assets:
			Construction accounting	                      $   24	   $    15
			Investments in construction joint ventures	       26	        30
			Insurance claims	                                 31	        32
			Compensation - retirement benefits	                8	         6
			Other	                                             7	        10
                                                 ------    -------
Total deferred tax assets	                           96       	 93

Deferred tax liabilities:
			Investments in securities 	                        1	         7
			Other	                                            22	        20
                                                 ------    -------
Total deferred tax liabilities	                      23	        27
                                                 ------    -------
Net deferred tax assets	                         $   73	   $    66
                                                 ======    =======

(12)	Employee Benefit Plans

The Group makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. These contributions are included in the cost of revenue. Under federal law, the Group may be liable for a portion of future plan deficiencies; however, there are no known deficiencies.

Substantially all employees of the Group are covered under the Group's profit sharing plans. The expense related to these plans was $5 million in 1997 and $3 million in 1996 and 1995.




                    	KIEWIT CONSTRUCTION & MINING GROUP

                   				Notes to Financial Statements


(13)	Stockholders' Equity

Ownership of the Class C Stock is restricted to certain employees conditioned upon the execution of repurchase agreements which restrict the employees from transferring the stock. PKS is generally committed to purchase all Class C Stock at the amount computed pursuant to the Certificate of Incorporation. Issuances and repurchases of common shares, including conversions, for the three years ended December 27, 1997 were as follows:

                                                         					Class C
	                                                             	Stock

		Shares issued in 1995		                                     1,021,875
		Shares repurchased in 1995		                                6,228,934
		Shares issued in 1996		                                       896,640
		Shares repurchased in 1996		                                  770,368
		Shares issued in 1997		                                       893,924
		Shares repurchased in 1997	                                	1,768,222


(14)	Industry and Geographic Data

The Group's operations are primarily conducted in one business segment; construction contracting. The following is derived from geographic information in the PKS consolidated financial statements as it relates to the Group.

Geographic Data (dollars in millions)	         1997	      1996	      1995

		Revenue:
			United States	                            $ 2,594	    $ 2,017   	$ 2,007
			Canada	                                        90	        175	       237
			Other	                                         80	        111	        86
                                             -------     -------    -------
                                         				$ 2,764	    $ 2,303	   $ 2,330
                                             =======     =======    =======

		Operating earnings:
			United States	                            $   153	    $    86	   $    70
			Canada	                                        10	          7	         7
			Other	                                         27	         14 	       10
                                             -------     -------    -------
                                         				$   190	    $   107	   $    87
                                             =======     =======    =======

		Identifiable assets:
			United States 	                           $ 1,230	    $   924 	  $   866
			Canada 	                                       94	         92	        90
			Other	                                         17	         22	        20
                                             -------     -------    -------
                                         				$ 1,341	    $ 1,038	   $   976
                                             =======     =======    =======




                   				KIEWIT CONSTRUCTION & MINING GROUP

                         Notes to Financial Statements

(15)	Related Party Transaction

The Group performs certain mine management services for the Diversified Group. The income from these services was $32 million in 1997, $37 million in 1996 and $30 million in 1995 and is recorded in other income in the statements of earnings.

(16)	Other Matters

	In June 1995, the Group exchanged its interest in a wholly-owned subsidiary involved in gold mining activities for 4,000,000 common shares of Kinross Gold Corporation, a publicly traded corporation. The Group recognized a $21 million pre-tax gain on the exchange based on the difference between the book value of the subsidiary and the fair market value of the Kinross stock on the date of the transaction.

The Group is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Group's financial position, future results of operations or future cash flows.

The Group leases various buildings and equipment under both operating and capital leases. Minimum rental payments on buildings and equipment subject to noncancellable operating leases during the next 23 years aggregate $18 million.

It is customary in the Group's industry to use various financial instruments in the normal course of business.
These instruments include items such as letters of credit.
Letters of credit are conditional commitments issued on behalf of the Group in accordance with specified terms and conditions. The Group has informal arrangements with a number of banks to provide such commitments. As of December
27, 1997, the Group had outstanding letters of credit of approximately $125 million.

(17)	Subsequent Events

	On December 31, 1997, the convertible debentures issued from 1993-1996 were converted to equity as part of the reorganization. In conjunction with this transaction, the Group provided non-interest bearing loans to the debenture holders for a period equal to the original terms of the debentures.

In January 1998, approximately 2.3 million shares of Class C Stock, with a redemption value of $122 million, were converted into approximately 10.5 million shares of Class D Stock. During the first quarter of 1998, the Group also repurchased $25 million of stock from Class C stockholders. In order to partially fund these financing activities, the Group incurred short-term borrowings of $20 million in January, 1998. The Group expects to repay these borrowings during the first half of 1998.



                              SCHEDULE  II


                  KIEWIT CONSTRUCTION & MINING GROUP

            Valuation and Qualifying Accounts and Reserves

                            					Additions	  Amounts
                    				Balance	 Charged to	 Charged		          Balance
			                   	Beginning	Costs and	    to	               End of
(dollars in millions) 	of Period 	Expenses	  Reserves	  Other   	Period

Year ended December 27, 1997
----------------------------
Allowance for doubtful
trade accounts	         $   17	   $   3	     $  (11)	   $  -	    $    9

Reserves:
	Insurance claims	          81	       7	        (12)	      -        	76

Year ended December 28, 1996
----------------------------
Allowance for doubtful
trade accounts	         $   10	   $  12	     $   (5)	   $  -	    $   17

Reserves:
	Insurance claims	          79	      22	        (20)	      -	        81

Year ended December 30, 1995
----------------------------
Allowance for doubtful
trade accounts	         $    7	   $   5	     $   (2)	   $   -	   $   10

Reserves:
	Insurance claims	          75	      18	        (14) 	      -	       79
_________________________________________________________________